UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2017 (February 28, 2017)

ICTV BRANDS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49638	76-0621102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Devon Park Drive, Suite 306 Wayne, PA 19087
(Address of principal executive offices)

484-598-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Contract.

As previously disclosed, on October 4, 2016, ICTV Brands Inc. (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”), with the investors identified therein (the “Investors”), pursuant to which the Company issued 20,588,243 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $0.34 per share, for an aggregate maximum amount of $7 million. In accordance with the terms of the Securities Purchase Agreement, the Company provided certain registration rights under the Securities Act of 1933, as amended, pursuant to the registration rights agreement, dated January 23, 2017, by and between the Company and the Investors (the “Registration Rights Agreement”).

Effective February 28, 2017, the Company and certain of the Investors holding a majority of the Common Stock issued under the Securities Purchase Agreement (the “Required Holders”) entered into Amendment No. 1 to the Registration Rights Agreement (the “Amendment”), whereby the Company and the Required Holders agreed to extend the deadline for filing the initial registration statement required under the Registration Rights Agreement to April 14, 2017.

The foregoing is a summary description of the material terms of the Amendment and is qualified in its entirety by the text of the Amendment, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Unless otherwise indicated, the following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 to the Registration Rights Agreement, dated February 28, 2017, by and among ICTV Brands Inc. and the Investors signatory thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2017	ICTV BRANDS INC.

	By:	/s/ Richard Ransom
	Name:	Richard Ransom
	Title:	President

EXHIBIT INDEX

Unless otherwise indicated, the following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1 to the Registration Rights Agreement, dated February 28, 2017, by and among ICTV Brands Inc. and the Investors signatory thereto